Exhibit (a)(3)

Establishment and Designation of Series and Classes

Establishment and Designation of Series and Classes

of

Value Line Funds Investment Trust

February 3, 2016

The undersigned, being a duly elected and acting Trustee of Value Line Funds Investment Trust (the “Trust”), a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 5.11 and the other provisions of the Trust’s Declaration of Trust, dated March 20, 2014, as amended (the “Declaration of Trust”), and by the affirmative vote of all of the Trustees at a meeting duly called and legally held on February 3, 2016 at which a quorum was present and acting throughout, the Declaration of Trust was amended as set forth below:

1.          An additional series of shares of the trust was established and designated as “Value Line Defensive Strategies Fund”, the shares of such series were divided initially into two (2) classes designated as “Investor Class” shares and “Institutional Class” shares, such series and classes to have the relative rights, preferences and entitlements specified in the Declaration of Trust and in the Trust’s registration statement with respect to such series on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect from time to time; and

2.          That said amendment to the Declaration of Trust was effective as of February 3, 2016.

The Trustees further authorized and empowered that the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Trust be, and each of them acting singly thereby was, authorized and empowered, in the name of the Trust, to execute and deliver any and all documents, and take all such actions, as are appropriate or desirable for the implementation the foregoing establishments and designations.

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IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

VALUE LINE FUNDS INVESTMENT TRUST

By:
Mitchell E. Appel, as Trustee
and not individually

The Declaration of Trust establishing Value Line Funds Investment Trust, dated the 20th day of March, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.